UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2020

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

On March 26, 2020, the Board of Directors of Denbury Resources Inc. (the “Company”) adopted the Third Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws were amended and restated to add a forum selection provision in a new Article 11. This provision generally provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit, or proceeding brought on behalf of the Company, (ii) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action, suit, or proceeding asserting a claim against the Company or any current or former director, officer, employee, or stockholder of the Company arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation, or the Bylaws, (iv) any action, suit, or proceeding as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit, or proceeding asserting a claim against the Company or any current or former director, officer, employee, or stockholder of the Company governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On March 31, 2020, the Company issued a press release announcing that (i) it has reduced its previously planned 2020 capital budget by approximately $80 million, or 44%, (ii) it has determined to defer its Cedar Creek Anticline CO2 tertiary flood development project beyond 2020, (iii) it has restructured certain of its hedges to increase downside protection against current and potential further declines in oil prices, and (iv) its Board of Directors has approved a proposal, to be included in the Company’s Annual Proxy Statement and submitted to the stockholders for approval at Denbury’s 2020 Annual Meeting of Stockholders, to effect a reverse stock split of the Company’s common stock and reduce its authorized common stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Act of 1933, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the Securities Act of 1933, as amended, or the 1934 Act, regardless of any general incorporation language in such document.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
3.1*	Third Amended and Restated Bylaws of Denbury Resources Inc. as of March 26, 2020.
99.1*	Denbury Press Release, dated March 31, 2020.
104	The cover page has been formatted in Inline XBRL.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: March 31, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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